UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2004

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On March 5, 2007 the Board of Directors of Trinity Industries, Inc. (the "Company") elected John L. Adams as a member of the Company’s Board of Directors, effective immediately. Mr. Adams was also appointed to the Finance and Risk Management Committee of the Board. Mr. Adams served as the Company’s Executive Vice President from January 1999 through June 2005, having previously served as a director of the Company from December 1996 until joining the Company as Executive Vice President. Mr. Adams served the Company on a part-time basis pursuant to a retirement and transition agreement in the non-executive officer capacity as Vice Chairman from July 2005 until March 5, 2007 when Mr. Adams and the Company mutually agreed to terminate the agreement and he was appointed as a non-employee director of the Board. Mr. Adams was treated as retiring early for the purpose of accelerating vesting of 33,750 shares of restricted stock and 40,800 stock options as of December 31, 2006, which would have otherwise vested on or before his normal retirement in August of 2009. Before joining the Company, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams will receive non-employee director compensation as previously established for the other non-employee directors which is described in the Board Compensation Summary Sheet filed as exhibit 10.26 of the Company’s Form 10-Q Quarterly Report for the period ended September 30, 2006. Mr. Adams does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K. The March 5, 2007 press release regarding the election of Mr. Adams is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 5, 2007, the Board of Directors of the Company amended Section 1 of Article III of the Bylaws of Trinity Industries, Inc. to increase the number of directors from nine (9) to ten (10). In response to the upcoming retirement of Mr. Clifford Grum at the Annual Meeting on May 5, 2007, on March 5, 2007 the Board of Directors amended Section 1 of Article III of the Bylaws of Trinity Industries, Inc, effective May 7, 2007, to reduce the number of directors from ten (10) to nine (9).

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Report.

99.1 Press release by the Company dated March 5, 2007 announcing the election of John L. Adams as a director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 6, 2007	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release by the Company dated March 5, 2007 announcing the election of John L. Adams as a director of the Company.